Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
The Walt Disney Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock	Other	1,095,790	$97.29	$106,609,409.10	0.0001531	$16,321.90
Fees Previously Paid		—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)	904,210	—	$123,840,601.60	—	—	S-3	333-263778	March 23, 2022	$11,780.67
Total Offering Amounts							$230,450,010.70		$16,321.90
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$16,321.90
Offering Note
(1)In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events. The proposed maximum offering price per unit has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on March 13, 2025.
(2)On March 27, 2019, the Registrant registered 3,039,892 shares of common stock on Form S-3ASR, File No. 333-230551 (the “Original Registration Statement”), for which a filing fee of $39,864.66 was owed. On March 23, 2022, the Registrant registered 2,000,000 shares of common stock on Form S-3ASR, File No. 333-263778 (the “Prior Registration Statement”), which included 1,815,643 shares of common stock that had been unsold under the Original Registration Statement and 184,357 newly registered shares of common stock, for which a filing fee of $2,340.64 was owed. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 904,210 unsold shares of common stock that had previously been registered under the Original Registration Statement and Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities and the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $16,321.90 with respect to the remaining 1,095,790 shares of common stock registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.